CERTIFICATE OF FORMATION

                                       OF

           OLD MUTUAL 2100 ABSOLUTE RETURN INSTITUTIONAL FUND, L.L.C.



          The undersigned, desiring to form a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Delaware Code, Chapter 18, hereby certifies as follows:


          FIRST: The name of the limited liability company is Old Mutual 2100 Absolute Return Institutional Fund, L.L.C.

          SECOND: The address of its registered office in the State of Delaware is 615 South DuPont Highway, County of Kent, City of Dover, State of Delaware, 19901. The name of its registered agent at such address is National Corporate Research, Ltd.


          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 13th day of October, 2006.


                                    OLD MUTUAL 2100 ABSOLUTE RETURN
                                    INSTITUTIONAL FUND, L.L.C.


                                    By: /s/ William J. Landes
                                        ----------------------------
                                        Name:  William J. Landes
                                        Title: Manager